Exhibit 4.1 (o)
                               SIXTH AMENDMENT TO
                                CREDIT AGREEMENT

     This Sixth Amendment to Credit Agreement, dated as of September 30, 2003 (this "Agreement"), is among WICKES INC., a Delaware corporation ("Borrower"), the persons set forth on the signature pages hereto who are designated as "Lenders", and MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., for itself as Lender and as Agent for each other Lender.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of February 26, 2003 (as heretofore amended, the "Credit Agreement"; capitalized terms not otherwise defined herein having the definitions provided therefor in the Credit Agreement);

     WHEREAS, Borrower, Agent and Lenders have agreed to amend the Credit Agreement in certain respects; and

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrower hereby agree as follows:

Amendments  to  the  Credit  Agreement.  Subject  to  the  satisfaction  of  the
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conditions  set forth in  Paragraph  2 below,  the  Credit  Agreement  is hereby amended as follows:

The second sentence of subsection 6.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "Borrower shall deliver, or cause to be delivered, to Agent Deposit Account Control Agreements duly authorized, executed and delivered by substantially all (as determined by Agent in its sole discretion) of the banks where Blocked Accounts for the benefit of Borrower or any of its Subsidiaries are maintained, and by substantially all (as determined by Agent in its sole discretion) banks where any other Deposit Accounts are from time to time maintained."

The final sentence of subsection 6.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "Agent and Lenders agree that notwithstanding anything contained herein to the contrary, Borrower shall have until September 30, 2003 to deliver appropriate Deposit Account Control Agreements with respect to substantially all (as determined by Agent in its sole discretion) of the Deposit Accounts maintained by Borrower."

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Conditions.  The  effectiveness  of the amendments  stated in this Agreement are
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subject to the following conditions precedent or concurrent,  each of which must be satisfied no later than the date hereof, failing which this Agreement shall be null and void:

No  Default.  No  Default or Event of Default  under the  Credit  Agreement,  as
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amended hereby, shall have occurred and be continuing.

Warranties and  Representations.  The warranties and representations of Borrower
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contained in this Agreement,  the Credit Agreement,  as amended hereby,  and the
Financing Documents, shall be true and correct in all material respects as of the date hereof, with the same effect as though made on such date, except to the extent that such warranties and representations expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Borrower hereby
represents  and  warrants  that,  as  of  the  date  hereof,   (i)  all  of  the
representations and warranties referred to in the immediately preceding sentence are true and correct in all material respects as of the date hereof, and (ii) no Default or Event of Default has occurred and is continuing.

Additional  Agreements.  Reference is made to that certain  Consent Under Credit
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Agreement  dated as of September  23,  2003,  by and among  Borrower,  Agent and
Lenders (the "Consent"). Notwithstanding anything to the contrary contained in Paragraph 4(e) of the Consent, so long as (i) the Grand Rapids Sale occurs after September 30, 2003 and (ii) the $1,500,000 Term Loan prepayment due on September 30, 2003 has been made, the Net Cash Proceeds of the Grand Rapids Sale shall be applied as follows: (a) the Net Cash Proceeds of the Grand Rapids Sale related to the Grand Rapids Real Property in the amount of at least $700,000.00 shall have been delivered to Agent ($198,000.00 of which shall be applied to the principal of the Swap Debt and the balance of which shall be applied to the principal of the Revolving Loans); (b) the Net Cash Proceeds of the Grand Rapids Sale related to the Grand Rapids Equipment in the amount of at least $700,000.00 shall have been delivered to Agent for application to the Revolving Loans; and
(c) the Net Cash Proceeds of the Grand Rapids Sale related to the Grand Rapids Inventory in the amount of at least the adjusted cost of such Grand Rapids Inventory on the Closing Date of the Grand Rapids Sale shall have been delivered to Agent for application to the principal balance of the Revolving Loans.

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Miscellaneous.
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Captions.  Section captions used in this Agreement are for convenience only, and
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shall not affect the construction of this Agreement.

Governing Law. This Agreement shall be a contract made under and governed by the
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laws of the State of Illinois,  without  regard to conflict of laws  principles.
Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Counterparts.  This Agreement may be executed in any number of counterparts  and
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by the different  parties on separate  counterparts,  and each such  counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

Successors and Assigns.  This Agreement shall be binding upon and shall inure to
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the sole benefit of Borrower,  Agent and Lenders and their respective successors and assigns.

References.  Any  reference  to the Credit  Agreement  contained  in any notice,
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request,  certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

Release.   Without  limiting  the  Credit  Agreement  and  the  other  Financing
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Documents,  Borrower hereby waives any defenses to the enforcement of the Credit
Agreement and of the other Financing Documents, and hereby releases any claims or causes of action against Agent and each Lender which may now or hereafter be available to Borrower arising out of: (i) the administration of the Credit Agreement, the other Financing Documents or the Obligations prior to the date hereof or as a result of taking actions permitted hereunder; (ii) the negotiation and execution of this Agreement; or (iii) any other matter arising prior to the date hereof and pertaining to the Credit Agreement, the other Financing Documents or the Obligations.

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Continued Effectiveness. Notwithstanding anything contained herein, the terms of
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this  Agreement  are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by the Notes and secured by the Collateral. The Credit Agreement as amended hereby and each of the Financing Documents remain in full force and effect.

Construction.  Borrower  acknowledges  that it has been  represented  by its own
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legal counsel in connection  with the  Financing  Documents and this  Agreement, that it has exercised independent judgment with respect to the Financing Documents and this Agreement, and that it has not relied on the Agent's or on Lenders' counsel for any advice with respect to the Financing Documents or this Agreement.

     Delivered at Chicago, Illinois, as of the day and year first above written.








                       MERRILL LYNCH CAPITAL, a division of
                         Merrill Lynch Business Financial Services Inc., as Agent, Collateral Agent, Book Manager,
                         Lead Arranger and a Lender


                       By:__________________________________________
                       Name:________________________________________
                       Title:_______________________________________


                       CONGRESS FINANCIAL CORPORATION (CENTRAL), as a Lender


                       By:__________________________________________
                       Name:________________________________________
                       Title:_______________________________________


                       THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender


                       By:__________________________________________
                       Name:________________________________________
                       Title:_______________________________________


                       COMERICA BANK, as a Lender


                       By:__________________________________________
                       Name:________________________________________
                       Title:_______________________________________


                       LASALLE BUSINESS CREDIT LLC, as a Lender


                       By:__________________________________________
                       Name:________________________________________
                       Title:_______________________________________